INDEPENDENT AUDITORS' CONSENT



        We consent to the incorporation by reference in this Registration Statement of Valmont Industries, Inc. on Form S-8 of our report dated February 5, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of Valmont Industries, Inc. for the year ended December 26, 1998.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
May 5, 1999